Exhibit 99.1

My Size, Inc. Announces $5.0 Million Public Offering

AIRPORT CITY, Israel, May 06, 2020 (GLOBE NEWSWIRE) -- My Size, Inc. (the “Company” or “My Size”) (NASDAQ: MYSZ) (TASE: MYSZ), the developer and creator of smartphone measurement solutions, today announced that it has priced a public offering of an aggregate of 4,545,454 shares of common stock (or common stock equivalents) of the Company, together with an accompanying common warrant, at a public offering price of $1.10 per share and associated warrant.  Each share of common stock (or common stock equivalent) was sold in the offering collectively with a common warrant to purchase one share of common stock expiring five years from the date of issuance. Each common warrant has an exercise price of $1.10.

H.C. Wainwright & Co. is acting as the exclusive placement agent for the offering.

The gross proceeds to My Size from this offering are expected to be approximately $5.0 million, before deducting the placement agent’s fees and other estimated offering expenses payable by My Size, assuming none of the warrants issued in this offering are exercised for cash. The offering is expected to close on or about May 8, 2020, subject to the satisfaction of customary closing conditions.

My Size anticipates using the net proceeds from the offering for the establishment of a joint venture, working capital, and general corporate purposes.

The securities described above are being offered by the Company pursuant to a registration statement (File No. 333-237858) previously filed with and declared effective by the Securities and Exchange Commission (the “SEC”) on May 6, 2020.  The offering is being made only by means of the prospectus forming a part of the effective registration statement. A preliminary prospectus relating to the securities being offered was filed with the SEC on May 5, 2020 and is available on the SEC’s website at http://www.sec.gov. Electronic copies of the final prospectus relating to the offering may be obtained, when available, from H.C. Wainwright & Co., LLC, 430 Park Avenue, 3rd Floor, New York, NY 10022, by calling (646) 975-6996 or by emailing placements@hcwco.com or at the SEC’s website at http://www.sec.gov.

This press release is neither an offer to sell, nor a solicitation of an offer to buy, any of these securities and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such offer, solicitation or sale is unlawful.

About My Size, Inc.

My Size, Inc. (TASE: MYSZ) (NASDAQ: MYSZ) has developed a unique measurement technology based on sophisticated algorithms and cutting-edge technology with broad applications including the apparel, e-commerce, DIY, shipping and parcel delivery industries. This proprietary measurement technology is driven by several algorithms which are able to calculate and record measurements in a variety of novel ways. To learn more about My Size, please visit our website: www.mysizeid.com. We routinely post information that may be important to investors in the Investor Relations section of our website.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements with respect the public offering, timing, the amount and anticipated use of proceeds. These statements are identified by the use of the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project” and similar expressions that are intended to identify forward-looking statements. All forward-looking statements speak only as of the date of this press release. You should not place undue reliance on these forward-looking statements. Although we believe that our plans, objectives, expectations and intentions reflected in or suggested by the forward-looking statements are reasonable, we can give no assurance that these plans, objectives, expectations or intentions will be achieved. Forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from historical experience and present expectations or projections, including, without limitation, market and other conditions and the satisfaction of customary closing conditions. Actual results to differ materially from those in the forward-looking statements and the trading price for our common stock may fluctuate significantly. Forward-looking statements also are affected by the risk factors described in the Company’s filings with the U.S. Securities and Exchange Commission. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

U.S. Press Contact:
5W Public Relations
mysizeid@5wpr.com

IR Contact:
Crescendo Communications, LLC
Tel: +1 212-671-1020
Email: MYSZ@crescendo-ir.com